Exhibit 99.1

CoBiz Financial Announces Preliminary First Quarter 2009 Results

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.7 billion in assets, announced a preliminary net loss of $14.6 million for the first quarter of 2009.  Including dividends on the Company’s preferred shares held by the US Treasury, the preliminary net loss available to common shareholders was $15.6 million or $0.67 loss per fully diluted share (EPS) for the first quarter of 2009, as compared to net income of $1.6 million in the first quarter 2008, or $0.07 EPS. The results discussed herein, and the related financial tables, are subject to the completion of the Company’s goodwill impairment evaluation.

Financial Performance — First Quarter 2009

•                  First quarter pre-tax, pre-provision income increased by 31% over 2008, to $9.84 million from $7.50 million.

•                  First quarter results included a $33.90 million (pre-tax) loan and credit loss provision;  Net charge-offs were  $13.24 million during the first quarter of 2009 and the resulting allowance for loan and credit losses (Allowance) increased to 3.16% of total loans (excluding loans held for sale).

•                  Nonperforming assets ended the quarter at $52.52 million, or 1.98% of total assets, up from $47.02 million, or 1.75%, at December 31, 2008.

•                  The net interest margin expanded to 4.38% in the first quarter from 4.15% in fourth quarter of 2008 (linked-quarter), and 3.99% in the first quarter of 2008.

•                  Tangible equity ratio of 7.05%; estimated total risk-based capital ratio of 13.86% and Tier 1 capital ratio of 11.64%.

•                  Loans outstanding as of March 31, 2009 decreased by $11.80 million to $2.02 billion from December 31, 2008, but increased 7.7% year-over-year.

•                  Deposits and customer repurchase agreements (Customer Repo’s) increased by $33.17 million on a linked-quarter basis.  Deposits and Customer Repo’s excluding wholesale brokered sources (Customer Funding) decreased by $14.0 million on a linked-quarter basis. Year-over-year, Customer Funding decreased by $139.51 million.

•                  The Company recognized a $1.30 million, pre-tax Other than Temporary Impairment (OTTI) charge on investment securities.

“Our first quarter was significantly impacted by a loan and credit loss provision of almost $34 million as we built our reserve to 3.16% of loans, up considerably from 1.28% as of the same period last year,” said Chairman and CEO Steve Bangert.  “While nonperforming assets only increased by 12% from year-end, we felt it prudent to continue building our Allowance based on an increased level of classified loans.

“Colorado entered the recession much later than the rest of the country, and didn’t begin to show significant weakness until the fourth quarter of 2008. We continued to see softness in both Colorado and Arizona through the first quarter of this year. The receipt of borrower year-end financial statements, as well as focused portfolio reviews by our bankers contributed to an increase in adversely graded credits in both markets,” said

Bangert. “We didn’t want to be chasing asset quality throughout 2009 and are trying to get ahead of these issues.

“We are fortunate to have very strong top-line revenues allowing us to better weather the economic downturn,” said Bangert.  “Our first quarter pre-tax, pre-provision earnings are up over 31% from 2008, driven by a very healthy net interest margin that expanded 23 basis points during the quarter. This better positions us to respond to the credit issues facing the industry.”

Loans

Loans for Colorado Business Bank and Arizona Business Bank, collectively, the Bank,  ended the period just over $2.0 billion, an increase of $144.17 million, or 7.7%, over the same period in 2008. The majority of the growth came from Term Commercial Mortgages and Commercial & Industrial Loans (C&I). Construction loans decreased by $58.00 million, or 18.8% from March 2008 and represented 12.4% of total loans held for investment (excludes loans held for sale) as of March 2009, down from 16.5% as of March 2008.

On a linked-quarter basis, loans decreased by $11.80 million. Overall, the company extended $59.43 million in new credit, and advanced $112.13 million in loan advances during the first quarter which was offset by a higher level of pay-downs and maturities.  Although we continue to actively market new relationships and gain market share, we have seen a decrease in loan demand in our markets.

Investment Securities

The Company recognized an OTTI valuation loss during the first quarter of 2009 of $1.30 million pretax, or $0.03 per diluted share. The valuation loss related to three securities: two trust preferred securities (one of which was previously deemed to have an OTTI) and a private label, mortgage-backed security (MBS).

The Company had securities with a carrying value totaling $483.22 million at March 31, 2009, down $17.23 million since December 31, 2008. The portfolio consists primarily of mortgage-backed securities, including MBS fully backed by U.S. government agencies with a net book value of $410.9 million and a market value of $418.7 million; and non-agency, private-label MBS with a net book value of $7.11 million and a market value of $2.95 million. The portfolio does not hold any securities backed by sub-prime mortgage loans. Investments also include $23.65 million of single-issue, public trust preferred securities issued by 15 financial institutions and $22.40 million of corporate debt securities issued by five publicly traded companies. The fair value of these securities was $40.30 million at March 31, 2009.

Deposits and Customer Repo Balances

Deposit and Customer Repo balances ended the period at $1.81 billion, a decrease of $127.4 million from the same period in 2008. On a linked-quarter basis, Deposit and

Customer Repo balances increased by $33.17 million. Customer Funding (excluding brokered deposits from non-relationship sources) decreased $14.0 million on a linked-quarter basis, and decreased $139.51 million from the prior year period. In the first quarter of 2008, the Company benefited from short-term deposits from several significant depository relationships; $60.00 million of those funds were subsequently withdrawn during the second quarter of 2008.

Total noninterest-bearing demand accounts represented 27.0% of total deposits as of March 31, 2009, as compared to 24.2% as of the prior year period.

Allowance for Loan and Credit Losses and Credit Quality

Total nonperforming loans (NPLs) increased to $43.64 million as of March 31, 2009, from $41.08 million at December 31, 2008.  NPLs to total loans increased to 2.16% at the end of the current quarter, from 2.02% as of the end of 2008.  Including Other Real Estate Owned acquired through foreclosure (OREO) of $8.88 million as of March 2009, total nonperforming assets (NPAs) were $52.52 million at quarter end, as compared to $47.02 million as of the prior linked-quarter.

The NPAs are evenly divided between our markets with $26.20 million within the Colorado portfolio and $26.32 million in Arizona.  The Company is seeing weakness across all loan categories, with 22.6%, 38.4% and 29.0% of the $43.64 million NPLs attributed to the C&I, Real Estate and Construction portfolios, respectively. The majority of OREO — $7.54 million — is within Arizona.

Although the Colorado economy has outperformed the majority of other metropolitan areas nationally, it began to show increasing signs of weakness during the fourth quarter of 2008.  These broader economic trends have impacted our Colorado loan portfolio, which has seen an increase in adversely graded credits. Additionally, the Arizona market continues to be adversely impacted by a severely depressed residential housing market. The receipt of borrower year-end financial statements, as well as focused portfolio reviews by our bankers contributed to an increase in adversely graded credits in both markets over the last quarter.

During the first quarter of 2009, the Company recorded a $33.90 million loan and credit loss provision, as compared to $23.44 million for the fourth quarter of 2008, and $5.03 million for the first quarter of 2008. The Company charged-off (net of recoveries) $13.24 million in loans during the first quarter of 2009. Overall, the Company provided $20.66 million more in provision for loan and credit losses than it has charged-off during the period. As a result, the Allowance increased to $63.77 million as of March 31, 2009, from $43.11 million as of December 31, 2008. The Company’s Allowance to total loans held for investment increased to 3.16% as of March 31, 2009, from 2.12% as of December 31, 2008, and 1.28% as of March 31, 2008. The Allowance was 146.12% of NPLs at March 31, 2009.

Shareholders’ Equity and Regulatory Capital

In the fourth quarter, the Company received a $64.5 million investment from the U.S. Treasury Department as part of the Capital Purchase Program (CPP) under the Emergency Economic Stabilization Act of 2008. Including the CPP capital infusion, as of the end of the first quarter, total Shareholders’ Equity was $235.37 million. The Company’s total tangible equity was $183.68 million, and its tangible equity to tangible asset ratio was 7.05%.

As of March 31, 2009, the Bank was well-capitalized with a Tier 1 Capital ratio of 9.77%, and Total Capital ratio of 11.04%. The minimum ratios to be considered well-capitalized under the risk-based capital standards are 6% and 10%, respectively. At the holding company level, the Company’s Tier 1 Capital ratio as of March 31, 2009, is expected to be 11.64%, and its Total Capital ratio is expected to be 13.86%.  Under the risk-based capital guidelines, the Allowance is includable as Tier 2 equity up to 1.25% of risk-weighted assets.  Due to the Company’s progressive provisioning for loan losses, approximately $36.24 million of Allowance is currently disallowed under the risk-based capital rules, which equates to 1.66% of risk-weighted assets.

During the first quarter of 2009, the Company announced a reduction in its common dividend payout to $0.01 from $0.07 per share. The reduction will enable the Company to retain an additional $5.6 million in common equity per year.

Net Interest Income & Margin

Net interest income on a tax equivalent basis for the first quarter of 2009 increased to $26.77 million from $22.13 million for the first quarter of 2008, a 21.0% increase. Net interest income on a tax equivalent basis was $25.84 million for the fourth quarter of 2008. During the first quarter, our net interest margin on a tax equivalent basis expanded to 4.38% vs. 4.15% as of the fourth quarter of 2008 and 3.99% as of the first quarter of 2008.

Average earning asset balances decreased by $3.48 million on a linked-quarter basis, mainly due to an increase in average Allowance (which the Company includes in its interest-earning assets as a contra-asset account), offset by an increase in average securities. Gross average loans for the period were down nominally by $510 thousand. Average Customer Funding (excluding brokered CDs from non-relationship sources) were up nominally by $367 thousand from the prior linked-quarter. Yields on average earning assets decreased 29 basis points (0.29%) from the fourth quarter of 2008 to the first quarter of 2009, while rates paid on average interest-bearing liabilities decreased 57 basis points (0.57%).

Noninterest Income

Noninterest income decreased by $400 thousand on a linked-quarter basis to $6.62 million for the first quarter. Noninterest income was $7.42 million in the first quarter of 2008. As a percentage of total operating revenue, noninterest income was 19.9% for the first quarter of 2009 vs. 25.2% for the prior-year quarter.

In general, all of our business segments have been negatively impacted by current market conditions.  Our Insurance Segment’s revenues have been adversely affected by a continued soft premium market for P&C insurance; the decline in the broader equity market has negatively impacted Investment Advisory earnings; and Investment Banking transactions have been curtailed due to market uncertainty and valuation issues.

Operating Expenses

Noninterest expenses for the first quarter of 2009 were $23.51 million, as compared to $23.63 million for the fourth quarter of 2008. Noninterest expenses for the first quarter of 2008 were $21.90 million.

Salaries and employee benefits increased by $1.70 million on a linked-quarter basis to $14.25 million. Overall, fixed base salaries were up 2%, or $197 thousand from the last quarter based on annual merit increases (executive management did not receive pay increases). Additionally, the fourth quarter’s salary expense benefited due to the downward adjustment of variable compensation accruals at the end of 2008, creating a negative linked-quarter variance of $1.12 million.

In the first quarter of 2009, the Company recognized $1.24 million on losses from the sale of OREO and OTTI, as compared to $3.44 million in the fourth quarter of 2008.

Goodwill Evaluation

Goodwill impairment testing is performed annually or more frequently if events or circumstances indicate possible impairment. The recoverability of goodwill requires subjective estimates in the preparation of the consolidated financial statements. Goodwill impairment is determined using a two-step process.  In the first step, the fair value of a reporting unit is compared to its carrying amount, including goodwill.  If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered impaired and it is not necessary to continue to step two of the impairment process. If the fair value of the reporting unit is less than the carrying amount, step two is performed, where the implied fair value of goodwill is compared to the carrying value of the reporting units’ goodwill.  Implied goodwill is computed as a residual value after allocating the fair value of the reporting unit to its assets and liabilities  The fair value of our reporting units is based on market multiples of comparable entities, including recent transactions, or a combination of market multiples and a discounted cash flow methodology.

The Company performed goodwill impairment testing for all of its reporting units at December 31, 2008 and determined that the estimated fair value of all reporting units exceeded their carrying values and goodwill impairment was not deemed to exist.  During 2008, the financial services industry, including the Company, realized a significant decrease in market value. That trend has continued through 2009, with a 46% decline in the Company’s market capitalization in the first quarter of 2009. Based on the continuation of this trend, the Company is in the process of reevaluating its goodwill for impairment as of the first quarter of 2009, and has engaged an independent consultant to assist with its evaluation.  That evaluation is not yet complete, but will be substantially finalized before the filing of the Company’s first quarter 10-Q.

If the Company were to conclude that goodwill has been impaired, that conclusion could result in a non-cash goodwill impairment charge, which would adversely affect our results of operations.  However, such a non-cash charge would have no impact on our liquidity, tangible or regulatory capital. The Company’s preliminary financial results reported herein do not include the impact of any potential impairment charge. As of March 31, 2009, the Company had $46.2 million of goodwill subject to evaluation.

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Friday, April 24, 2009 at 11:00 am ET with Steve Bangert, CoBiz chairman and CEO. The call can be accessed via the Internet at  http://www.videonewswire.com/event.asp?id=57175 or by telephone at 877.493.9121, (conference ID #92265011).

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

Sue Hermann 303.312.3488

About CoBiz Financial

CoBiz Financial Inc. (www.cobizfinancial.com) is a $2.7 billion financial holding company headquartered in Denver. The Company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through CoBiz Trust, Alexander Capital Management Group and Wagner Investment Management, Inc.; and employee and executive benefits consulting and wealth transfer services through Financial Designs, Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

March 31, 2009

(unaudited)

	Three months ended March 31,
(in thousands, except per share amounts)	2009	2008
INCOME STATEMENT DATA
Interest income	$33,534	$37,397
Interest expense	6,955	15,419
NET INTEREST INCOME BEFORE PROVISION	26,579	21,978
Provision for loan losses	33,747	5,031
NET INTEREST INCOME (LOSS) AFTER PROVISION	(7,168)	16,947
Noninterest income	6,619	7,423
Noninterest expense	23,511	21,905
INCOME (LOSS) BEFORE INCOME TAXES	(24,060)	2,465
Provision (benefit) for income taxes	(9,433)	870
NET INCOME (LOSS)	(14,627)	1,595
Preferred stock dividends	(930)	—
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(15,557)	$1,595

EARNINGS (LOSS) PER COMMON SHARE
BASIC	$(0.67)	$0.07
DILUTED	$(0.67)	$0.07
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	23,174	23,017
DILUTED	23,174	23,281

COMMON SHARES OUTSTANDING AT PERIOD END (in thousands)	23,421	23,056
BOOK VALUE PER COMMON SHARE	$7.42	$8.33

PERIOD END BALANCES
Total Assets	$2,656,245	$2,449,298
Loans	2,016,350	1,875,284
Loans Held For Sale	3,100	—
Goodwill and Intangible Assets	51,695	52,008
Deposits	1,676,482	1,781,406
Subordinated Debentures	93,150	72,166
Common Shareholders’ Equity	173,829	192,114
Total Shareholders’ Equity	235,371	192,114
Interest-Earning Assets	2,441,130	2,264,960
Interest-Bearing Liabilities	1,945,511	1,809,121

BALANCE SHEET AVERAGES
Average Assets	$2,658,588	$2,397,638
Average Loans	2,025,349	1,853,493
Average Deposits	1,630,537	1,773,337
Average Subordinated Debentures	93,150	72,166
Average Shareholders’ Equity	253,669	194,750
Average Interest-Earning Assets	2,475,708	2,229,415
Average Interest-Bearing Liabilities	1,947,119	1,764,746

CoBiz Financial Inc.

March 31, 2009

(unaudited)

	Three months ended March 31,
(in thousands)	2009	2008
PROFITABILITY MEASURES
Net Interest Margin	4.38%	3.99%
Efficiency Ratio	67.09%	74.33%
Return on Average Assets	(2.23)%	0.27%
Return on Average Shareholders’ Equity	(23.41)%	3.29%
Noninterest Income as a Percentage of Operating Revenues	19.94%	25.25%

CREDIT QUALITY
Nonperforming Loans
Loans 90 days or more past due and accruing interest	$522	$4,825
Nonaccrual loans	43,121	12,974
Total nonperforming loans	$43,643	$17,799
OREO & Repossessed Assets	8,879	5
Total nonperforming assets	$52,522	$17,804

Charge-offs	(13,242)	(1,739)
Recoveries	5	5
Net Charge-offs	$(13,237)	$(1,734)

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets	1.98%	0.73%
Nonperforming Loans to Total Loans	2.16%	0.95%
Nonperforming Loans and OREO to Total Loans and OREO	2.59%	0.94%
Allowance for Loan and Credit Losses to Total Loans (excluding loans held for sale)	3.16%	1.28%
Allowance for Loan and Credit Losses to Nonperforming Loans	146.12%	134.37%

			Total Loans	NPAs as a
NONPERFORMING ASSETS BY MARKET AT MARCH 31, 2009	Colorado	Arizona	in Category	% of Loans
Commercial	$8,247	$1,622	$630,567	1.57%
Real Estate - mortgage	6,478	10,273	1,039,957	1.61%
Real Estate - construction	5,775	6,868	250,767	5.04%
Consumer	1,254	26	83,405	1.53%
Other Loans (including loans held for sale)	3,100	—	14,754	21.01%
Other Real Estate Owned	1,342	7,537	—	—
NPAs	$26,196	$26,326	$2,019,450

Total Loans (including loans held for sale)	$1,284,128	$735,322		2.60%
Total Loans and OREO	1,285,470	742,859		2.59%

Nonperforming Loans to Total Loans	1.94%	2.56%
Nonperforming Loans and OREO to Total Loans and OREO	2.04%	3.54%

CoBiz Financial Inc.

March 31, 2009

(unaudited)

		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
(in thousands, except per share amounts)	Banking	Services	and Trust	Insurance	Other	Consolidated
Net interest income
Quarter ended March 31, 2009	$27,809	$3	$—	$(2)	$(1,231)	$26,579
Quarter ended December 31, 2008	27,177	8	(3)	(4)	(1,539)	25,639
Annualized quarterly growth	9.4%	(253.5)%	100.0%	202.8%	81.2%	14.9%

Quarter ended March 31, 2008	$23,449	$7	$2	$1	$(1,481)	$21,978
Annual growth	18.6%	(57.1)%	(100.0)%	(300.0)%	16.9%	20.9%

Noninterest income
Quarter ended March 31, 2009	$1,929	$104	$1,224	$3,384	$(22)	$6,619
Quarter ended December 31, 2008	1,475	504	1,413	3,594	35	7,021
Annualized quarterly growth	124.8%	(321.9)%	(54.2)%	(23.7)%	(660.5)%	(23.2)%

Quarter ended March 31, 2008	$1,760	$293	$1,676	$3,623	$71	$7,423
Annual growth	9.6%	(64.5)%	(27.0)%	(6.6)%	(131.0)%	(10.8)%

Net income (loss)
Quarter ended March 31, 2009	$(12,443)	$(542)	$(314)	$(182)	$(1,146)	$(14,627)
Quarter ended December 31, 2008	(6,722)	(417)	38	69	(1,581)	(8,613)
Annualized quarterly growth	(345.2)%	(121.6)%	(3,756.7)%	(1,475.3)%	111.6%	(283.2)%

Quarter ended March 31, 2008	$3,446	$(439)	$(107)	$—	$(1,305)	$1,595
Annual growth	(461.1)%	(23.5)%	(193.5)%	(100.0)%	12.2%	(1,017.1)%

Earnings per share (diluted)
Quarter ended March 31, 2009	$(0.54)	$(0.02)	$(0.01)	$(0.01)	$(0.09)	$(0.67)
Quarter ended December 31, 2008	(0.29)	(0.02)	—	—	(0.07)	(0.38)
Annualized quarterly growth	(349.6)%	.0%	(100.0)%	(100.0)%	(115.9)%	(309.5)%

Quarter ended March 31, 2008	$0.15	$(0.02)	$—	$—	$(0.06)	$0.07
Annual growth	(460.0)%	.0%	(100.0)%	(100.0)%	(50.0)%	(1,057.1)%

(in thousands)						Consolidated
Total loans (including loans held for sale)
At March 31, 2009						$2,019,450
At December 31, 2008						2,031,253
Annualized quarterly growth						(2.4)%

At March 31, 2008						$1,875,284
Annual growth						7.7%

Total deposits and customer repurchase agreements
At March 31, 2009						$1,805,677
At December 31, 2008						1,772,509
Annualized quarterly growth						7.6%

At March 31, 2008						$1,933,086
Annual growth						(6.6)%

CoBiz Financial Inc.

March 31, 2009

(unaudited)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2009	2008	2008	2008	2008

COMMERCIAL BANKING
Income Statement
Total interest income	$33,508	$35,780	$36,012	$35,597	$37,347
Total interest expense	5,699	8,603	10,496	10,991	13,898
Net interest income	27,809	27,177	25,516	24,606	23,449
Provision for loan losses	33,747	23,444	5,335	5,986	5,031
Net interest income (loss) after provision	(5,938)	3,733	20,181	18,620	18,418
Noninterest income	1,929	1,475	3,048	2,502	1,760
Noninterest expense	8,142	9,184	8,485	7,546	7,883
Income (loss) before income taxes	(12,151)	(3,976)	14,744	13,576	12,295
Provision (benefit) for income taxes	(4,813)	(1,994)	5,680	5,031	4,575
Net income (loss) before management fees and overhead allocations	$(7,338)	$(1,982)	$9,064	$8,545	$7,720
Management fees and overhead allocations, net of tax	5,105	4,740	3,772	3,886	4,274
Net income (loss)	$(12,443)	$(6,722)	$5,292	$4,659	$3,446

INVESTMENT BANKING
Income Statement
Total interest income	$3	$8	$11	$12	$7
Total interest expense	—	—	—	—	—
Net interest income	3	8	11	12	7
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	3	8	11	12	7
Noninterest income	104	504	1,062	3,196	293
Noninterest expense	916	1,142	1,369	1,679	927
Income (loss) before income taxes	(809)	(630)	(296)	1,529	(627)
Provision (benefit) for income taxes	(305)	(247)	(102)	588	(237)
Net income (loss) before management fees and overhead allocations	$(504)	$(383)	$(194)	$941	$(390)
Management fees and overhead allocations, net of tax	38	34	41	40	49
Net income (loss)	$(542)	$(417)	$(235)	$901	$(439)

INVESTMENT ADVISORY AND TRUST
Income Statement
Total interest income	$—	$—	$—	$—	$3
Total interest expense	—	3	—	4	1
Net interest income	—	(3)	—	(4)	2
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	—	(3)	—	(4)	2
Noninterest income	1,224	1,413	1,517	1,739	1,676
Noninterest expense	1,535	1,255	1,570	1,703	1,695
Income (loss) before income taxes	(311)	155	(53)	32	(17)
Provision (benefit) for income taxes	(108)	51	7	22	4
Net income (loss) before management fees and overhead allocations	$(203)	$104	$(60)	$10	$(21)
Management fees and overhead allocations, net of tax	111	66	80	89	86
Net income (loss)	$(314)	$38	$(140)	$(79)	$(107)

CoBiz Financial Inc.

March 31, 2009

(unaudited)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2009	2008	2008	2008	2008

INSURANCE
Income Statement
Total interest income	$—	$—	$—	$—	$4
Total interest expense	2	4	2	2	3
Net interest income	(2)	(4)	(2)	(2)	1
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(2)	(4)	(2)	(2)	1
Noninterest income	3,384	3,594	3,743	4,153	3,623
Noninterest expense	3,474	3,353	3,488	3,839	3,410
Income (loss) before income taxes	(92)	237	253	312	214
Provision (benefit) for income taxes	(24)	85	127	130	93
Net income (loss) before management fees and overhead allocations	$(68)	$152	$126	$182	$121
Management fees and overhead allocations, net of tax	114	83	101	99	121
Net income (loss)	$(182)	$69	$25	$83	$—

CORPORATE SUPPORT AND OTHER
Income Statement
Total interest income	$23	$32	$29	$30	$36
Total interest expense	1,254	1,571	1,316	1,146	1,517
Net interest income	(1,231)	(1,539)	(1,287)	(1,116)	(1,481)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(1,231)	(1,539)	(1,287)	(1,116)	(1,481)
Noninterest income	(22)	35	15	(20)	71
Noninterest expense	9,444	8,698	6,791	7,710	7,990
Income (loss) before income taxes	(10,697)	(10,202)	(8,063)	(8,846)	(9,400)
Provision (benefit) for income taxes	(4,183)	(3,698)	(3,290)	(3,351)	(3,565)
Net income (loss) before management fees and overhead allocations	$(6,514)	$(6,504)	$(4,773)	$(5,495)	$(5,835)
Management fees and overhead allocations, net of tax	(5,368)	(4,923)	(3,994)	(4,114)	(4,530)
Net income (loss)	$(1,146)	$(1,581)	$(779)	$(1,381)	$(1,305)

CONSOLIDATED
Income Statement
Total interest income	$33,534	$35,820	$36,052	$35,639	$37,397
Total interest expense	6,955	10,181	11,814	12,143	15,419
Net interest income	26,579	25,639	24,238	23,496	21,978
Provision for loan losses	33,747	23,444	5,335	5,986	5,031
Net interest income (loss) after provision	(7,168)	2,195	18,903	17,510	16,947
Noninterest income	6,619	7,021	9,385	11,570	7,423
Noninterest expense	23,511	23,632	21,703	22,477	21,905
Income (loss) before income taxes	(24,060)	(14,416)	6,585	6,603	2,465
Provision (benefit) for income taxes	(9,433)	(5,803)	2,422	2,420	870
Net income (loss) before management fees and overhead allocations	$(14,627)	$(8,613)	$4,163	$4,183	$1,595
Management fees and overhead allocations, net of tax	—	—	—	—	—
Net income (loss)	$(14,627)	$(8,613)	$4,163	$4,183	$1,595

CoBiz Financial Inc.

March 31, 2009

(unaudited)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except per share amounts)	2009	2008	2008	2008	2008
Interest income	$33,534	$35,820	$36,052	$35,639	$37,397
Interest expense	6,955	10,181	11,814	12,143	15,419
Net interest income before provision	26,579	25,639	24,238	23,496	21,978
Provision for loan losses	33,747	23,444	5,335	5,986	5,031
Net interest income (loss) after provision	(7,168)	2,195	18,903	17,510	16,947
Noninterest income:
Deposit service charges	$1,177	1,111	1,045	972	939
Other loan fees	163	265	218	337	197
Investment advisory and trust income	1,224	1,413	1,517	1,739	1,676
Insurance income	3,384	3,594	3,743	4,153	3,623
Investment banking income	104	504	1,062	3,196	293
Other income	567	134	1,800	1,173	695
Total noninterest income	6,619	7,021	9,385	11,570	7,423
Noninterest expense:
Salaries and employee benefits	$13,836	12,052	13,383	15,616	14,550
Stock based compensation expense	409	489	393	462	423
Occupancy expenses, premises and equipment	3,274	3,417	3,274	3,247	3,137
Amortization of intangibles	169	169	166	186	204
Other operating expenses	4,584	4,070	3,390	2,957	3,540
Loss/(gain) on sale of other assets and securities	1,239	3,435	1,097	9	51
Total noninterest expense	23,511	23,632	21,703	22,477	21,905
Income (loss) before income taxes	(24,060)	(14,416)	6,585	6,603	2,465
Provision (benefit) for income taxes	(9,433)	(5,803)	2,422	2,420	870
Net income (loss)	(14,627)	(8,613)	4,163	4,183	1,595
Preferred stock dividends	(930)	(124)	—	—	—
Net income (loss) available to common shareholders	$(15,557)	$(8,737)	$4,163	$4,183	$1,595

Earnings (loss) per common share
Basic	$(0.67)	$(0.38)	$0.18	$0.18	$0.07
Diluted	$(0.67)	$(0.38)	$0.18	$0.18	$0.07

Weighted average shares outstanding (in thousands)
Basic	23,174	23,144	23,104	23,068	23,017
Diluted	23,174	23,144	23,232	23,207	23,281

Common shares outstanding at period end (in thousands)	23,421	23,375	23,361	23,095	23,056
Book value per common share	$7.42	$8.16	$8.33	$8.33	$8.33

PROFITABILITY MEASURES
Net Interest Margin	4.38%	4.15%	4.10%	4.08%	3.99%
Efficiency Ratio	67.09%	61.84%	61.28%	64.07%	74.33%
Return on Average Assets	(2.23)%	(1.28)%	0.65%	0.67%	0.27%
Return on Average Shareholders’ Equity	(23.41)%	(16.78)%	8.49%	8.64%	3.29%
Noninterest Income as a Percentage of Operating Revenues	19.94%	21.50%	27.91%	32.99%	25.25%

CoBiz Financial Inc.

March 31, 2009

(unaudited)

	At
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2009	2008	2008	2008	2008
PERIOD END BALANCES
Total Assets	$2,656,245	$2,684,275	$2,606,107	$2,548,171	$2,449,298
Loans	2,016,350	2,031,253	2,001,685	1,961,177	1,875,284
Loans held for sale	3,100	—	—	—	—
Goodwill and Intangible Assets	51,695	51,864	51,658	51,824	52,008
Deposits	1,676,482	1,639,031	1,737,262	1,651,933	1,781,406
Subordinated Debentures	93,150	93,150	92,550	72,166	72,166
Common Shareholders’ Equity	173,829	190,635	194,523	192,492	192,114
Total Shareholders’ Equity	235,371	252,099	194,523	192,492	192,114
Interest-Earning Assets	2,441,130	2,498,484	2,421,375	2,358,157	2,264,960
Interest-Bearing Liabilities	1,945,511	1,954,991	1,951,678	1,889,499	1,809,121

LOANS
Commercial	$630,567	$648,968	$621,128	$618,677	$572,008
Real Estate - mortgage	1,039,957	1,017,444	982,084	929,949	907,962
Real Estate - construction	250,767	266,928	305,819	323,554	308,756
Consumer	83,405	86,701	80,336	76,457	73,078
Other	11,654	11,212	12,318	12,540	13,480
Gross loans	2,016,350	2,031,253	2,001,685	1,961,177	1,875,284
Less allowance for loan losses	(63,361)	(42,851)	(27,703)	(25,727)	(23,340)
Net loans held for investment	1,952,989	1,988,402	1,973,982	1,935,450	1,851,944
Loans held for sale	3,100	—	—	—	—
Total net loans	$1,956,089	$1,988,402	$1,973,982	$1,935,450	$1,851,944

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$520,605	$565,948	$528,272	$626,500	$697,965
Savings	9,560	9,274	10,617	10,726	11,699
Eurodollar	100,249	88,025	101,723	100,771	96,069
Certificates of deposits under $100,000	59,835	76,559	97,017	89,059	99,650
Certificates of deposits $100,000 and over	311,348	287,039	312,053	340,926	328,820
Reciprocal CDARS	108,961	91,844	125,951	16,341	14,625
Brokered deposits	113,800	66,611	122,093	21,465	101,703
Total interest-bearing deposits	1,224,358	1,185,300	1,297,726	1,205,788	1,350,531
Noninterest-bearing demand deposits	452,124	453,731	439,536	446,145	430,875
Customer repurchase agreements	129,195	133,478	140,264	131,717	151,680
Total deposits and customer repurchase agreements	$1,805,677	$1,772,509	$1,877,526	$1,783,650	$1,933,086

BALANCE SHEET AVERAGES
Average Assets	$2,658,588	$2,668,533	$2,548,811	$2,502,900	$2,397,638
Average Loans	2,025,349	2,025,859	1,967,742	1,930,674	1,853,493
Average Deposits	1,630,537	1,711,063	1,738,114	1,752,757	1,773,337
Average Subordinated Debentures	93,150	92,902	79,837	72,166	72,166
Average Shareholders’ Equity	253,669	204,222	195,124	194,794	194,750
Average Interest-Earning Assets	2,475,708	2,479,183	2,374,202	2,334,972	2,229,415
Average Interest-Bearing Liabilities	1,947,119	1,998,161	1,900,532	1,850,421	1,764,746

CREDIT QUALITY
Nonperforming Loans
Loans 90 days or more past due and accruing interest	$522	$1,292	$1,650	$1,096	$4,825
Nonaccrual loans	43,121	39,786	22,254	19,078	12,974
Total nonperforming loans	$43,643	$41,078	$23,904	$20,174	$17,799
OREO and Repossessed Assets	8,879	5,941	7,008	2,580	5
Total nonperforming assets	$52,522	$47,019	$30,912	$22,754	$17,804

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets	1.98%	1.75%	1.19%	0.89%	0.73%
Nonperforming Loans to Total Loans	2.16%	2.02%	1.19%	1.03%	0.95%
Nonperforming Loans and OREO to Total Loans and OREO	2.59%	2.31%	1.54%	1.16%	0.95%
Allowance for Loan and Credit Losses to Total Loans (excluding loans held for sale)	3.16%	2.12%	1.40%	1.32%	1.28%
Allowance for Loan and Credit Losses to Nonperforming Loans	146.12%	104.95%	116.98%	128.66%	134.37%

CoBiz Financial Inc.

March 31, 2009

(unaudited)

	For the three months ended March 31,
		2009			2008
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$5,482	$27	1.97%	$10,580	$106	3.96%
Investment securities	489,608	6,351	5.19%	386,591	5,042	5.22%
Loans	2,025,349	27,344	5.40%	1,853,493	32,398	6.91%
Allowance for loan losses	(44,731)			(21,249)
Total interest-earning assets	$2,475,708	$33,722	5.35%	$2,229,415	$37,546	6.61%
Noninterest-earning assets
Cash and due from banks	35,861			41,630
Other	147,019			126,593
Total assets	$2,658,588			$2,397,638

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$535,324	$1,540	1.17%	$676,053	$4,369	2.60%
Savings	10,260	12	0.47%	11,242	49	1.75%
Eurodollar	97,063	310	1.28%	92,668	612	2.61%
Certificates of deposit
Brokered under $100,000	30,846	69	0.91%	137,501	1,657	4.83%
Under $100,000	171,751	897	2.12%	118,842	1,356	4.59%
$100,000 and over	345,406	2,109	2.48%	316,023	3,495	4.45%
Total interest-bearing deposits	$1,190,650	$4,937	1.68%	$1,352,329	$11,538	3.43%
Other borrowings
Securities sold under agreements to repurchase	123,820	272	0.88%	149,754	907	2.40%
Other short-term borrowings	539,499	506	0.38%	190,497	1,723	3.58%
Subordinated debentures	93,150	1,240	5.32%	72,166	1,251	6.86%
Total interest-bearing liabilities	$1,947,119	$6,955	1.44%	$1,764,746	$15,419	3.50%
Noninterest-bearing demand accounts	439,887			421,008
Total deposits and interest-bearing liabilities	2,387,006			2,185,754
Other noninterest-bearing liabilities	17,913			17,134
Total liabilities	2,404,919			2,202,888
Shareholders’ equity	253,669			194,750
Total liabilities and shareholders’ equity	$2,658,588			$2,397,638
Net interest income (taxable equivalent)		$26,767			$22,127
Net interest spread			3.91%			3.11%
Net interest margin			4.38%			3.99%
Ratio of average interest-earning assets to average interest-bearing liabilities	127.15%			126.33%

CoBiz Financial Inc.

March 31, 2009

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

The following table reflects adjustments to pre-tax net income, as reported, to exclude the effects of the provision for loan and credit losses.

	March 31, 2009	March 31, 2008

Pre-tax net income as reported - GAAP	$(24,060)	$2,465

Effect of excluding the provision for loan and credit losses	33,897	5,031

Adjusted pre-tax net income (Non-GAAP)	$9,837	$7,496

Pre-tax net income decrease as reported - GAAP	-1076.1%

Adjusted pre-tax net income increase (Non-GAAP)	31.2%

The following table includes Non-GAAP financial measurements related to tangible equity and tangible assets.  These items have been adjusted to exclude goodwill and intangible assets.

March 31, 2009

Shareholders’ equity as reported - GAAP	$235,371

Goodwill and intangible assets	(51,695)

Tangible equity - Non-GAAP	$183,676

Total assets as reported - GAAP	$2,656,245

Goodwill and intangible assets	(51,695)

Total tangible assets - Non-GAAP	$2,604,550

Shareholders’ equity to total assets as reported - GAAP	8.86%

Tangible equity to total tangible assets - Non-GAAP	7.05%